TEXON L.P.

Purchase Agreement

December 12, 2007

Dave Gibbs
Southern Star Energy, Inc.
110 Cypress Station Drive
Houston, TX 77090

Re: Texon Contract No. CPE6984

Customer Ref. No.
Caddo, Louisiana

The following Special Provisions and the attached Texon L.P. General Provisions (Revision 7/04) constitute the entire Agreement (the "Agreement") whereby Texon L.P. ("Buyer") agrees to buy and Southern Star Energy, Inc. ("Seller") agrees to sell crude oil and/or condensate under the terms and conditions as set forth below.

SPECIAL PROVISIONS

QUALITY West Texas Intermediate crude oil

QUANTITY Equal to Seller's owned or controlled oil/condensate production from the properties/leases described in the Exhibit attached hereto.

PRICE The average of Plains Marketing L.P.'s posted price for West Texas Intermediate (all other areas) crude oil for the calendar month, deemed 40.0 API gravity, plus the average of Platt's P-Plus for the trading month, less $1.65 per barrel.

DELIVERY Delivered into Buyer designated carriers from the properties/leases described in the Exhibit attached hereto.

TERM Effective December 1, 2007 through December 31, 2007 and continuing month to month thereafter unless either party cancels with thirty (30) days prior written notice. Cancellation shall become effective on the first day of the month following such notice period.

PAYMENT Buyer shall pay Seller or their designee 100% of the amount due for crude oil purchased hereunder, including all applicable taxes, by wire transfer on the 20th day of the month following the month of delivery. (See paragraph 3 of the General Provisions attached hereto.)

Seller or their designee shall pay all applicable taxes and make all revenue distribution payments to all royalty interest owners and any and all other persons who may have a right, title, interest, or claim to any part of the payments made by Buyer to Seller hereunder. SELLER AGREES TO PROTECT, INDEMNIFY AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS, ATTORNEY'S FEES, EXPENSES OR LIABILITY OF ANY NATURE WHICH BUYER MAY SUFFER BY REASON OF BUYER MAKING PAYMENTS AS HEREIN PROVIDED.

Texon L.P.		**Southern Star Energy, Inc.**	
BY: *[signature]*	DATE: 12/20/07	BY: *[signature]*	DATE: 12-31-07

Ershel Redd
Manager of Supply

EXHIBIT

LEASE NAME	FIELD	COUNTY	STATE	PREMIUM
Atkins Lincoln 18-1	Benton	Caddo	LA	(1.650000)
R.C. Atkins 6-1	Benton	Caddo	LA	(1.650000)

TEXON L.P.
General Provisions
Revision 7/04 (Crude Oil)

1) Measurements and Tests: All measurements hereunder shall represent one hundred percent (100%) volume, consisting of United States barrels of forty-two (42) allons, the quantity and gravity of which will be adjusted to sixty (60) degrees Fahrenheit temperature. Procedures for measuring and testing, except for delivery rough positive displacement type meters, shall be computed in accordance with the latest ASME API (Petroleum PD Meter Code) published methods then in effect. he crude oil and/or condensate delivered hereunder shall be merchantable and acceptable to the carriers involved but not to exceed one percent (1%) BS&W and full eduction shall be made for BS&W content according to the ASTM Standard Method then in effect. Each party shall have the right to have a representative present to itness all tests and measurements. Should either party hereto fail to have a representative present during such measuring or testing, the measurement or tests of the ther party shall be accepted.

2) Warranty: The Seller warrants good title to all crude oil and/or condensate delivered hereunder, and that it has the full right and authority to transfer such title to uyer. Seller further warrants that all crude oil and/or condensate delivered hereunder shall be free from all royalties, liens, claims, encumbrances and that all applicable axes prior to delivery, including but not limited to any production, extraction or other federal, state or local lease level tax as well as any taxes for which the "First urchaser" is responsible for paying or collecting, have been or will be paid. Seller further warrants that the crude oil and/or condensate delivered hereunder shall not be ontaminated by chemicals foreign to virgin crude oil and/or condensate including but not limited to chlorinated and/or oxygenated hydrocarbons and lead. Buyer shall ave the right without prejudice to any other remedy available to Buyer, to reject and return to Seller any quantities of crude oil and/or condensate which are found to be o contaminated, even after delivery to Buyer. These warranties shall survive the termination of this Agreement, and Seller agrees to protect, indemnify, and hold Buyer armless from and against any and all damages, claims, losses, attorney fees and expenses that Buyer may suffer by reason of any breach of any of the above arranties.

3) Payment: Buyer agrees to make payment to Seller for crude oil and/or condensate purchased hereunder in accordance with the Special Provisions of the greement. Payments due on Saturday or non-Monday bank holidays shall be made the preceding business day. Payments due on Sunday, or a bank holiday which alls on Monday shall be made the following business day. Should Buyer fail to make any payments hereunder when the same is due, interest thereon shall accrue at a er annum rate equal to the lesser of the "Prime Rate" plus two percent (2%) or the maximum lawful rate permitted by applicable law to be charged on such delinquent ayments from the date such payment was due until such payment and all interest accrued thereon is received by Seller. For the purposes of this Paragraph 3, the term Prime Rate" shall mean the fluctuating per annum lending rate of interest from time to time published in the Wall Street Journal (New York edition) as the "prime rate". addition to interest, Buyer shall pay Seller for all reasonable expenses of any nature, including but not limited to attorney's fees and litigation expenses incurred in the ollection of any amounts due under this Agreement.

4) Financial Responsibility: Notwithstanding anything to the contrary in this Agreement, should Seller reasonably believe it necessary to assure payment, Seller may t any time require, by written notice to Buyer, advance cash payment or satisfactory security in the form of a Letter or Letters of Credit in a form and from a bank cceptable to Seller to cover any or all deliveries of crude oil. If Buyer does not provide the Letter of Credit on or before the date specified in Seller's notice under this ection, Seller may terminate this Agreement forthwith. In no event shall Seller be obligated to schedule or complete delivery of the crude oil until said Letter of Credit is und acceptable to Seller.

ach party may offset any payments or deliveries due to the other party under this Agreement or any other agreement between the parties.

a party to this Agreement (the "Defaulting Party") should (1) become the subject of bankruptcy or other insolvency proceedings, or proceedings for the appointment of receiver, trustee, or similar official, (2) become generally unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, or (4) ll to provide security as provided above, the other party to this Agreement may withhold shipments without notice or in the case of item (4), without further notice.

5) Liquidation:

(a) Right to Liquidate. At any time after the occurrence of one or more of the events described in the third paragraph of Section 4, Financial Responsibility, e other party to the Agreement (the "Liquidating Party") shall have the right, at its sole discretion, to liquidate this Agreement by terminating this Agreement. Upon rmination, the parties shall have no further rights or obligations with respect to this Agreement, except for the payment of the amount(s) (the "Settlement Amount" or ettlement Amounts") determined as provided in Paragraph (c) of this section.

(b) Multiple Deliveries. If this Agreement provides for multiple deliveries of one or more types of crude oil in the same delivery months, or for the purchase or change of crude oil by the parties all deliveries under this Agreement to the same party at the same delivery location during a particular delivery month shall be nsidered a single commodity transaction ("Commodity Transaction)" for the purpose of determining the Settlement Amount(s). If the Liquidating Party elects to uidate this Agreement, the liquidating Party must terminate all Commodity Transactions under this Agreement.

(c) Settlement Amount. With respect to each terminated Commodity Transaction, the Settlement Amount shall be equal to the contract quantity of crude oil, ultiplied by the difference between the contract price per barrel specified in this Agreement (the "Contract Price") and the market price per barrel of crude oil on the ite the Liquidating Party terminates this Agreement (the "Market Price"). If the Market Price exceeds the Contract Price in a Commodity Transaction, the selling party all pay the Settlement Amount to the Buying party. If the Market Price is less than the Contract Price in a Commodity Transaction, the buying party shall pay the ttlement Amount to the selling party. If the Market Price is equal to the Contract Price in a Commodity Transaction, no Settlement Amount shall be due.

(d) Termination Date. For the purpose of determining the Settlement Amount, the date on which the Liquidating Party terminates this Agreement shall be emed to be (a) the date on which the Liquidating Party sends written notice of termination to the Defaulting Party, if such notice of termination is sent by telex or csimile transaction; or (b) the date on which the Defaulting Party receives written notice of termination from the liquidating Party, if such notice of termination is given United States mail or a private mail delivery service.

(e) Market Price. Unless otherwise provided in this Agreement, the Market Price of crude oil sold or exchanged under this Agreement shall be the price for ude oil for the delivery month specified in this Agreement and at the delivery location that corresponds to the delivery location specified in this Agreement, as reported Platt's Oilgram Price Report (Platt's) for the date on which the Liquidating Party terminates this Agreement. If Platt's reports a range of prices for crude oil on that date, Market Price shall be the arithmetic average of the high and low prices reported by Platt's. If Platt's does not report prices for the crude oil being sold under this reement, the Liquidating Party shall determine the Market Price of such crude oil in a commercially reasonable manner, unless otherwise provided in this Agreement.

(f) Payment of Settlement Amount. Any Settlement Amount due upon termination of this Agreement shall be paid in immediately available funds within two business days after the Liquidating Party terminates this Agreement. However, if this Agreement provides for more than one Commodity Transaction, or if Settlement Amounts are due under other agreements terminated by the Liquidating Party, the Settlement Amounts due to each party for such Commodity Transactions and/or agreements shall be aggregated. The party owing the net amount after such aggregation shall pay such net amount to the other party in immediately available funds within two business days after the date on which the Liquidating Party terminates this Agreement.

(g) Miscellaneous. This section shall not limit the rights and remedies available to the Liquidating Party by law or under other provisions of this Agreement. The parties hereby acknowledge that this Agreement constitutes a forward contract for purposes of Section 556 of the U.S. Bankruptcy Code.

6) **Rights of Setoff:** In the event that either party shall default in any payment or other performance under this or any other agreement existing by and between the parties hereto, or if any suit, claim, demand, action, or cause of action shall be instituted involving any sums due under this or any other such agreement, then and in any of those events the other party, at its option, shall have the right to withhold any payments or any deliveries of crude oil and/or condensate due under this or any other such agreement, or offset and deduct from any payments or deliveries due under this or any other such agreement.

7) **Title and Risk of Loss:** Title to, possession of and risk of loss of crude oil and/or condensate shall pass to the Buyer as the crude oil passes from equipment or location owned or controlled by the Seller, or owned or controlled by a party designated to make delivery on behalf of the Seller, into equipment owned or controlled by the Buyer, or owned or controlled by a party designated to take delivery on behalf of the Buyer. Provided, however, that in cases of in line transfers, title to, possession of and risk of loss of crude oil and/or condensate shall pass to Buyer as the crude oil and/or condensate is deemed transferred. Such shall be deemed transferred to Buyer upon completion of each in line transfer with quantity determined, when available, in accordance with the transfer statement or other receipt issued by the carrier or storage facility.

8) **Force Majeure:** Except as to payments due hereunder, either party hereto shall be relieved from liability for failure to perform hereunder for the duration and to the extent such failure is occasioned by war, riots, insurrections, fire, explosions, sabotage, strikes and other labor or industrial disturbances, acts of God or the elements, governmental laws, regulations or requests, disruption or breakdown of production or transportation facilities, delays of pipeline carrier in receiving and delivering crude oil tendered, or by any other cause, whether similar or not reasonably beyond the control of such party. Any such failures to perform shall be remedied with all reasonable dispatch if possible; provided however, the settlement of strikes and other labor or industrial disturbances shall be entirely within the discretion of the party having such difficulty. Failure to perform due to events of Force Majeure shall not extend the term of this Agreement and Seller shall not be obligated to make up any deliveries omitted as a result of such action except in regard to the balancing of exchanges.

9) **Equal Daily Deliveries:** Unless otherwise specified in the Special Provisions, all oil delivered hereunder during any calendar month shall be considered to have been delivered in equal daily quantities during such month.

10) **Exchange Balances:** (Applicable to Exchange Transactions only) Both parties will endeavor, as far as practicable, to keep the exchange in balance on a monthly basis. In the event an exchange imbalance arises as a result of one party delivering prior to or more than the other party, subsequent deliveries shall be applied first to such exchange imbalance and then to further delivery obligations if any, under this Agreement. (Upon termination of this Agreement, the party which has received the lesser quantity of Crude Oil shall have the right to continue receiving deliveries of Crude Oil from the other party until both parties' deliveries are equal. Such deliveries will be made as soon as practicable following the termination of this agreement.

11) **Termination:** The parties agree that any quantity of crude oil and/or condensate due and owing or to become due from one party to the other pursuant to this Agreement, may be waived or otherwise settled by mutual agreement of the parties, in writing, without further consideration other than that which is set forth in this Agreement or as agreed in a new Agreement between the parties.

12) **Rules and Regulations:** The terms, provisions and activities undertaken pursuant to this Agreement shall be subject to all applicable laws, orders and regulations of all governmental authorities. If at any time a provision hereof violates any such applicable laws, orders or regulations, such provision shall be voided and the remainder of the Agreement shall continue in full force and effect unless terminated by either party upon giving written notice to the other party hereto. If applicable, the parties hereto agree to comply with all provisions (as amended) of Executive Orders 11246 (Equal Employment Opportunity), 11598, 11625, 11701, and 11758. 10)

13) **Governing Law:** This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Texas. Buyer and Seller hereby consent to the exclusive jurisdiction and venue of the courts of that state.

14) **Waiver:** No waiver by either party regarding the performance of the other party under any of the provisions of this Agent shall be construed as a waiver of any subsequent performance under the same or any other provisions.

15) **Limitation of Liability:** Neither party shall be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages, and the liability of either party with respect to this Agreement or any act in connection herewith whether in contract, tort, or otherwise, shall not exceed the price of the product sold hereunder or the price of that portion of such product on which liability is asserted.

16) **Successors and Assigns:** THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE RESPECTIVE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO AND/OR TO THE SUCCESSORS OF INTEREST IN ANY OR ALL OF THE LEASES COVERED HEREIN, provided that this Agreement shall not be transferred or assigned, by operation of law or otherwise, by either Party without the other Party's prior written consent, which consent shall not be unreasonably withheld. Either Party, however, may assign its rights and obligations hereunder to any parent or affiliate or to another entity which succeeds by assignment, purchase, merger, consolidation or otherwise to all or substantially all of the assets of the assigning Party upon written notice to the other Party.

17) **Additional Terms:** Any provision hereof which is legally unenforceable shall be ineffective only to the extent of such unenforceability without thereby invalidating the remaining provisions hereof or affecting the validity or enforceability of this Agreement as a whole.

Sections headings are for convenience only and shall not limit or change the subject matter of this Agreement.

This Agreement shall not be modified or amended except by written instrument duly executed by authorized representatives of the respective parties.

18) **Entirety of Agreement:** The Special Provisions and these General Provisions contain the entire agreement between the parties with respect to the matters covered hereby and supersede and revoke any prior, contemporaneous or subsequent understanding or agreement on such matters. Any conflict between the Special Provisions and the General Provisions shall be resolved in favor of the Special Provisions. Should either party sign a Division Order in favor of the other party pertaining to the transactions covered by this Agreement, the terms of this Agreement shall supersede the terms of such Division Order to the extent that a conflict between the two should exist.